Exhibit 99.2

Internet Acquisition Group Announces Expanding Client Base

Tuesday February 27, 5:11 pm ET

HUNTERTOWN, IN--(MARKET WIRE)--Feb 27, 2007 -- Internet Acquisition Group, Inc. (OTC BB:IAGR.OB - News) announced today that its client base continues to expand.

IAGR's client base has recently expanded to include a variety of new business clients by focusing attention on selling electronic goods and software. Towards the end of 2006, IAGR established a website (www.iagcompany.com) and is actively overseeing orders and its client's needs. Among the new clients utilizing IAGR's services is a CPA firm in Florida, two manufacturing firms in Indiana, a mortgage company in Florida and a fire protection services company in Florida.

Matt Lettau, CEO of Internet Acquisition Group, stated, "I am pleased that the company continues to add to its client base. We strive to eliminate the time consuming worries and hassles associated with the day to day purchasing and management of one's electronic goods and software specific to our clients' needs."

Lettau further stated, "Our goal is to provide our clients with a superior level of service. I firmly believe that we have a solid business concept and that as business owners and managers learn of our out-sourced service, our company has the potential to continue expanding its client base."

"In addition to purchasing and management of our client's needs, our company strives to provide the lowest costs possible to our clients. We work to establish relationships with national vendors of electronic goods and software in order to negotiate discounts below their regular retail prices. Additionally, depending upon the vendor and the items being purchased, we also work to negotiate free or reduced rate shipping and handling, which we then pass a portion of those discounts on to our clients," stated Lettau.

About Internet Acquisition Group, Inc. (OTC BB:IAGR.OB - News) -- Internet Acquisition Group, Inc. is a publicly traded company trading on the OTC Bulletin Board under the symbol IAGR. IAGR specializes in professional purchasing management so that its clients can focus on the operations of their businesses. Specifically, IAGR assists clients by purchasing goods and services specific to their needs and managing these services along with working to provide discounted prices on many products and services. For more information about Internet Acquisition Group, Inc., please visit the Company's website at http://www.iagcompany.com.

This press release may contain certain "forward-looking statements" as defined under U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "establish," "project" and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from IAGR's historical experience and its present expectations or projections. These risks include, but are not limited to its ability to develop operations; its ability to increase its client bas; actual revenues produced by the sale of its products; ability to capture market share; the effectiveness of advertising and marketing programs; its ability to consummate and complete an acquisition of goods; the establishment of relationships with vendors; its access to future capital; government regulation; managing and maintaining growth; the effect of adverse publicity, litigation, competition, sales and other factors that may be discussed in IAGR's filings with the SEC, including its Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K, which reports are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. IAGR undertakes no obligation to publicly update or revise any forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This press release is provided for information purposes only and is not intended to constitute an offer to sell or a solicitation of an offer to buy securities.

Contact:

Contact:
Internet Acquisition Group, Inc.
Matt Lettau
260-385-0338
Email Contact